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                                   EXHIBIT 99

                               CONFIRMATION LETTER

                                   GTSI Corp.
                            3901 Stonecroft Boulevard
                               Chantilly, VA 20151
March 25, 2002
United States Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

RE: ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001; CONFIRMATION OF RECEIPT OF ASSURANCES FROM ARTHUR ANDERSEN LLP

Ladies and Gentlemen:

GTSI Corp. ("GTSI") engages Arthur Andersen LLP ("Andersen") as its independent public accountants. Andersen completed its audit work on our financial statements for the year ended December 31, 2001 on February 14, 2002, and Andersen's opinion with respect to our financial statements bear that date. However, we did not file our Annual Report on Form 10-K for the year ended December 31, 2001 until after March 14, 2002.

       We are aware of the contents of Release Nos. 33-8070 and 34-45590 and the Addition of Temporary Note 3T to Article 3 of Regulation S-X (the "Temporary Note"). Because the audit of our financial statements was completed prior to March 14, 2002, we are not certain that the Temporary Note applies to GTSI. However, in an abundance of caution, we have requested and received from Andersen a letter to the effect that Andersen has represented to GTSI that its audit was subject to Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with the professional standards and that there was appropriate continuity of Andersen personnel working on audits, and availability of national and international office consultation.

       Based on the foregoing, we respectfully request that the Commission accept GTSI's financial statements as audited by Andersen in GTSI's Annual Report on Form 10-K for the year ended December 31, 2001.

                                         Respectfully submitted,

                                                         /s/ Robert D. Russell
                                                         -----------------------
                                                         Robert D. Russell
                                                         Chief Financial Officer


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